Protective Life Corporation                                                                                                                                                                                                                                              Exhibit 99.1
Post Office Box 2606
Birmingham, AL 35202
205-268-1000

FOR IMMEDIATE RELEASE

PROTECTIVE ANNOUNCES CHARGES ON
DISCONTINUED PRODUCT LINES

BIRMINGHAM, Alabama (October 18, 2006) Protective Life Corporation (NYSE:PL) today announced it expects to take charges of $35 million pretax (approximately $0.32 per diluted share outstanding) related to the discontinued Lender’s Indemnity product and the discontinued Residual Value product line. The charges will be reflected in the Company’s third quarter 2006 results.

Included in the charges for the quarter is a bad debt charge of $26 million related to the Asset Protection segment’s discontinued Lender’s Indemnity product. The charge is a result of the Company’s assessment of two counter-parties’ ability to meet their obligations under the program following the recent bankruptcy of one of the companies. The Company ceased offering the Lender’s Indemnity product in 2003.

Also included in the charges for the quarter is a $9 million reserve charge in the Corporate and Other segment related to the discontinued Residual Value line. The charge is primarily a result of a further decline in used car prices and an increase in the expected frequency of claims.

The Company will hold a conference call for management to discuss the reserve charges on Thursday, October 19, 2006 at 9:00 a.m. Eastern. Those interested in listening to the live webcast of the conference call may access it through Protective’s website. Listeners should log on to www.protective.com approximately fifteen minutes prior to the call to register, download and install the audio software required to listen to the webcast.

A recording of the call will be available from 12:00 p.m. Eastern October 19 until midnight October 26. The recording may be accessed by dialing 1-888-566-0831 (international callers 1-402-220-0121). A recording of the webcast will also be available at www.protective.com until midnight October 26.

Third Quarter 2006 Earnings Conference Call

The Company will announce third quarter 2006 results after the market closes on Tuesday, November 7, 2006. The company will hold a conference call for management to discuss third quarter results on Wednesday, November 8, 2006 at 9:00 a.m. Eastern.

Those interested in listening to the live webcast of the conference call may access it through Protective’s website. Listeners should log on to www.protective.com approximately fifteen minutes prior to the call to register, download and install the audio software required to listen to the webcast.

A recording of the call will be available from 12:00 p.m. Eastern November 8 until midnight November 15. The recording may be accessed by dialing 1-800-839-9303 (international callers 1-402-220-6083). A recording of the webcast will also be available at www.protective.com until midnight November 15.

Supplemental financial information regarding third quarter 2006 will be available at release time on November 7 on the company’s website at www.protective.com.

About Protective Life Corporation

Protective Life Corporation provides financial services through the production, distribution and administration of insurance and investment products throughout the United States. It has annual revenues of approximately $2.0 billion and as of June 30, 2006 had assets of approximately $29.1 billion.

FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” which express expectations of future events and/or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and the Company cannot give assurance that such statements will prove to be correct. The expected charges included in this release are based on management’s current estimate of the charges and there can be no assurance that amounts may not change.

CONTACT:

Gary Corsi
Executive Vice President and Chief Financial Officer
205-268-2226

Chip Wann
Vice President, Corporate Finance/Investor Relations
205-268-6461